UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2023

Sezzle Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-56267	81-0971660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 N 1st Avenue
Ste. 200
Minneapolis, MN 55401
(Address of principal executive offices, including zip code)

+1 (651) 504 5402
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Amin Sabzivand as Chief Operating Officer

On March 19, 2023 (Central Daylight Time), Amin Sabzivand was appointed as the Chief Operating Officer of Sezzle Inc. (the “Company”), effective immediately.

Prior to his appointment as Chief Operating Officer, Mr. Sabzivand, age 34, has served as the Company’s Senior Vice President of Product since March 2021. Mr. Sabzivand previously served the Company in roles as a Data Scientist and Vice President, Lead Data Scientist between 2018 and May 2021. Mr. Sabzivand received two Master’s degrees in Engineering Management and Financial Mathematics from the University of Minnesota and also worked within the University of Minnesota Mathematics department as a Teaching Specialist prior to joining the Company.

Mr. Sabzivand’s compensation will not change as a result of this appointment. There are no arrangements or understandings between Mr. Sabzivand or any other persons pursuant to which Mr. Sabzivand was appointed as Chief Operating Officer, and he has no family relationship with any of the Company’s directors or executive officers. In addition, there are no other transactions involving Mr. Sabzivand requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEZZLE INC.

Dated: March 29, 2023	By:	/s/ Charles Youakim
Charles Youakim
Chief Executive Officer